UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 21, 2011


                             ITP ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                       000-52317                 98-0438201
(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)

4801 Woodway Drive, Suite 300 East, Houston, Texas                 77056
    (Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code: 713-968-6569

                                  NETFONE, INC.
                  5100 Westheimer, Suite 200, Houston, TX 77056
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective March 21, 2011, we completed a merger with our subsidiary, ITP Energy Corporation, a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from "Netfone, Inc." to "ITP Energy Corporation."

Also effective March 21, 2011 we effected a one for 2.4 reverse stock split of our authorized and issued and outstanding common and preferred stock. As a result, our authorized capital has decreased as follows:

     * 100,000,000 shares of common stock with a par value of $0.001 decreases to 41,666,667 shares of common stock with a par value of $0.001 of which 12,658,000 shares of common stock outstanding decreases to 5,274,167 shares of common stock;

     * 20,000,000 shares of preferred stock with a par value of $0.001 decreases to 8,333,333 shares of preferred stock with a par value of $0.001 of which there are no shares of preferred stock currently issued and outstanding.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 21, 2011 with the new symbol of "ITPG" Our new CUSIP number is 450630 108.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1    Articles of Merger dated effective March 21, 2011

3.2    Certificate of Change dated effective March 21, 2011

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITP ENERGY CORPORATION


/s/ Charles El-Moussa
--------------------------------------------
Charles El-Moussa
President, Secretary, Treasurer and Director
Date: March 22, 2011

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